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vedderprice.com

222 North LaSalle Street | Chicago, IL 60601 | T +1 312 609 7500 | F +1 312 609 5005

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Exhibit 5.1

September 4, 2025

Byline Bancorp, Inc. 180 North LaSalle Street, Suite 300 Chicago, Illinois 60601

Re: Registration Statement on Form S-4 of Byline Bancorp, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Byline Bancorp, Inc., a Delaware corporation (“Byline”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Securities Act”), by Byline with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the issuance by the Company of up to $75,000,000 aggregate principal amount of the Company’s 6.875% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Exchange Notes”) registered under the Securities Act, in exchange for up to $75,000,000 aggregate principal amount of the Company’s outstanding 6.875% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Outstanding Notes”). The Exchange Notes are to be issued under the Indenture, dated as of August 7, 2025 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as Trustee, Paying Agent and Registrar (the “Trustee”).

In rendering this opinion, we have examined such documents and materials, including:

1.
the Registration Statement;
2.
Byline’s Amended and Restated Certificate of Incorporation;
3.
Byline’s Amended and Restated By-laws;
4.
resolutions of the Board of Directors of Byline;
5.
the Indenture;
6.
that certain Registration Rights Agreement dated August 7, 2025 by and among Byline and the several purchasers of the Outstanding Notes;
7.
the Global Outstanding Notes; and

Byline Bancorp, Inc.

September 4, 2025

8.
such other documents and records as we, in our professional judgment, have deemed necessary or appropriate for the purpose of and as a basis for rendering this opinion (items 1-7 above are referred to herein collectively as the “Transaction Documents”).

In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authenticity of the originals of such copies and the due authorization, execution and delivery by the parties thereto other than Byline of all documents examined by us. As to matters of fact material to our opinion, we have relied (without investigation or independent confirmation) upon representations of officers and employees of Byline and the representations contained in the Transaction Documents. We have also assumed (i) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act, and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the prospectus forming a part of the Registration Statement.

Our opinion is limited to the applicable provisions of the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction.

On the basis of the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, and assuming that the Registration Statement has been declared effective by the Commission, it is our opinion as of the date hereof that, when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture in exchange for the Outstanding Notes in the manner described in the prospectus forming a part of the Registration Statement, such Exchange Notes will constitute valid and legally binding obligations of Byline.

We hereby consent to the filing and inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit thereby that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vedder Price P.C.